UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 7, 2006
Town Sports International Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52013	20-0640002
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

888 Seventh Avenue, New York, New York	10106
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 246-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01 Other Events
ITEM 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1: THIRD AMENDMENT TO THE CREDIT AGREEMENT
EX-99.1: PRESS RELEASE

Item 1.01 Entry into a Material Definitive Agreement.
     Town Sports International Holdings, Inc. (“Holdco”) and Town Sports International, LLC, a wholly owned subsidiary of Holdco (f/k/a Town Sports International, Inc.) (the “Borrower”) entered into the Third Amendment (the “Third Amendment”), dated as of July 7, 2006 with the financial institutions party to the Credit Agreement (the “Lenders”) and Deutsche Bank Trust Company Americas, as administrative agent (the “Administrative Agent”). The Third Amendment amends the Credit Agreement dated as of April 16, 2003, as amended among the Borrower, the Lenders and the Administrative Agent to increase the Total Revolving Loan Commitment from $50,000,000 to $75,000,000.
     The foregoing summary of the Third Amendment is qualified in its entirety by reference to the Third Amendment filed as Exhibit 10.1 to this report.
Item 8.01 Other Events.
     On July 10, 2006, Holdco issued a press release announcing that it had completed its previously announced redemption of 35% of the original aggregate principal amount of its outstanding 11% Senior Discount Notes due 2014, which notes had an accreted value at the redemption date of $56,644,034. A copy of this press release is being furnished as Exhibit 99.1 to this report.
ITEM 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
10.1	Third Amendment, dated as of July 7, 2006, to the Credit Agreement by and among Town Sports International Holdings, Inc., Town Sports International, LLC, the financial institutions referred to therein and Deutsche Bank Trust Company Americas, as administrative agent.

99.1	Press Release dated July 10, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
(Registrant)

Date: July 11, 2006	By:	/s/ RICHARD PYLE

Richard Pyle
Chief Financial Officer

EXHIBIT INDEX
10.1	Third Amendment, dated as of July 7, 2006, to the Credit Agreement by and among Town Sports International Holdings, Inc., Town Sports International, LLC, the financial institutions referred to therein and Deutsche Bank Trust Company Americas, as administrative agent.
99.1	Press Release dated July 10, 2006.